UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, the New York State Urban Development Corporation d/b/a Empire State Development Corporation (the “ESDC”) and Advanced Micro Devices, Inc. (the “Company”) entered into a Grant Disbursement Agreement (the “Agreement”) whereby the State of New York, within 90 days after the Company notifies ESDC of its plans to initiate the construction of a new 300 mm wafer fabrication facility (the “Facility”) on the Luther Forest Technology Campus in Saratoga County, New York (the “Project”), is required to issue bonds or otherwise fund the Project and related research and development in the amount of $650,000,000 (the “Grant”). Actual disbursement of such funds to the Company will occur as the Company submits appropriate documentation verifying that expenditures on the Project have been incurred. Pursuant to the Agreement, the Company may give notice to ESDC to commence the Project anytime between June 2007 and July 2009, but the Company is not obligated to ever give notice. If the Company does not notify ESDC of its intent to move forward with construction of the Project by July 31, 2009, the Agreement will terminate without penalty to the Company.

If the Company moves forward with the Project, the Company must complete the construction of the Facility in accordance with the final plans and specifications approved in writing by ESDC and must maintain its business operations on the Luther Forest Technology Campus for a minimum of seven years after the date full employment of the Facility is first obtained. Funds disbursed to the Company may be subject to repayment, in whole or part, if the Company does not attain and or maintain certain levels of employment for specified periods of time.

Pursuant to the terms of the Agreement, ESDC may terminate the Agreement if an Event of Default is not cured by the Company within 60 days after ESDC notifies the Company of such Event of Default. An “Event of Default” is defined as, among other things, (i) any breach of the Company’s representations and warranties in the Agreement, (ii) the failure of the Company to comply with any request for information by ESDC, (iii) a material breach by the Company of the Agreement, (iv) the failure to complete the Project by December 31, 2014, (v) the failure to carry on the design and construction of the Project with reasonable dispatch or the discontinued design and construction of the Project for a period of 60 days, without proper notification being made to the ESDC, (vi) the sale, conveyance, assignment or transfer by the Company of the Facility without the consent of ESDC, (vii) the failure by the Company to pay any indebtedness when due or (vii) the filing of bankruptcy by the Company. Upon termination of the Agreement due to an Event of Default, ESDC may withhold any portion of the Grant not disbursed to the Company and require repayment by the Company of any portions of the Grant previously disbursed to the Company.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of this Agreement.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Grant Disbursement Agreement, dated as of December 22, 2006, between New York State Urban Development Corporation d/b/a Empire State Development Corporation and Advanced Micro Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2006	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Grant Disbursement Agreement, dated as of December 22, 2006, between New York State Urban Development Corporation d/b/a Empire State Development Corporation and Advanced Micro Devices, Inc.